Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-63561, 2-90023, 2-95495, 33-2502, 33-4067, 33-22604, 33-22605, 33-29484, 33-39851, 33-39852, 33-43128, 33-46520, 33-46521, 33-60642, 33-60696, 33-61427, 33-64849, 333-04771, 333-04819, 333-04821, 333-08493, 333-40222, 333-40224, 333-47787, 333-47789, 333-48243, 333-56529, 333-57444, 333-69359, 333-79551, 333-87055, 333-50092, 333-53314, 333-53828, 333-75170, 333-113510, 333-132409, 33-156309 and 333-163653, and Form S-3 Nos. 333-08505, 333-08509, 333-17651, 333-87053, 333-48928, 333-51530, 333-53660 and 333-160215) of Analog Devices, Inc. and in the related Prospectuses of our reports dated November 22, 2011, with respect to the consolidated financial statements and schedule of Analog Devices, Inc., and the effectiveness of internal control over financial reporting of Analog Devices, Inc., included in this Annual Report (Form 10-K) for the year ended October 29, 2011.
/s/ Ernst & Young LLP
Boston, Massachusetts
November 22, 2011